As filed with the Securities and Exchange Commission on July 16, 2009

Registration No. 333-82109

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 WIND RIVER WAY

ALAMEDA, CALIFORNIA 94501

(510) 748-4100

(Address and telephone number, including area code, of principal executive offices)

1994 ROUTERWARE STOCK OPTION PLAN

(Full title of the plan)

Ian R. Halifax

Senior Vice President of Finance and Administration,

Chief Financial Officer and Director

Wind River Systems, Inc.

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Name, address, and telephone number, including area code, of agent for service)

With Copies to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333-82109) previously filed by Wind River Systems, Inc., a Delaware corporation (the “Registrant”), on July 1, 1999, as amended by that certain Post-Effective Amendment No. 1 to Form S-8 filed on August 30, 1999 (the “Registration Statement”).

On July 16, 2009, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 4, 2009, by and among the Registrant, Intel Corporation, a Delaware corporation (“Parent”), and APC II Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Registrant (the “Merger”) with the Registrant continuing after the Merger as the surviving corporation. As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 333-82109) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on the 16th day of July, 2009.

WIND RIVER SYSTEMS, INC.

By:	/s/ Ian R. Halifax
Ian R. Halifax
Senior Vice President of Finance and Administration, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth R. Klein Kenneth R. Klein	President and Director (Principal Executive Officer)	July 16, 2009

/s/ Ian R. Halifax Ian R. Halifax	Senior Vice President of Finance and Administration, Chief Financial Officer and Director (Principal Financial Officer)	July 16, 2009

/s/ Jane E. Bone Jane E. Bone	Chief Accounting Officer (Principal Accounting Officer)	July 16, 2009

/s/ Renee J. James Renee J. James	Chairman of the Board and Director	July 16, 2009

/s/ Chi K. Miller Chi K. Miller	Director	July 16, 2009

/s/ Tiffany D. Silva Tiffany D. Silva	Director	July 16, 2009